Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of IRSA Inversiones y Representaciones Sociedad Anónima of our report dated October 18, 2021 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in IRSA Inversiones y Representaciones Sociedad Anónima’s Annual Report on Form 20-F for the year ended June 30, 2021. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PRICE WATERHOUSE & Co. S.R.L

By: /s/ Walter Rafael Zablocky (Partner)
Walter Rafael Zablocky
Buenos Aires, Argentina
October 20, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of IRSA Inversiones y Representaciones Sociedad Anónima of our report dated October 18, 2021 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of IRSA Propiedades Comerciales S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PRICE WATERHOUSE & Co. S.R.L

By: /s/ Walter Rafael Zablocky (Partner)
Walter Rafael Zablocky
Buenos Aires, Argentina
October 20, 2021